                                                                  Exhibit 10.57


          STANDARD FORM OF AGREEMENT BETWEEN OWNER AND CONTRACTOR WHERE
            THE BASIS FOR PAYMENT IS THE COST OF THE WORK PLUS A FEE
                   WITH A NEGOTIATED GUARANTEED MAXIMUM PRICE

                            AIA DOCUMENT A111 - 1997
                        1997 EDITION - ELECTRONIC FORMAT


This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

This document is not intended for use in competitive bidding.

AIA Document A201-1997, General Conditions of the Contract for Construction, is adopted in this document by reference.

This document has been approved and endorsed by The Associated General Contractors of America.

Copyright 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, (C) 1997
by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution.



AGREEMENT made as of the 1st day of August in the year 2000 (In words, indicate day, month and year)

BETWEEN the Owner:
(Name, address and other information)

Princeton Review Publishing, LLC
2315 Broadway
New York, NY 10024
Attn: Bob Hoffman

and the Contractor:
(Name, address and other information)
IBEX Construction, LLC
1372 Broadway
New York, NY 10018

The Project is:
(Name and location)
Office fitout of 160 Varick Street, 12th Floor

The Architect is:
(Name, address and other information)
A/R Environetics Group, Inc.
116 East 27th Street
New York, NY 10016

The Owner and Contractor agree as follows.


AIA DOCUMENT A111 -OWNER - CONTRACTOR AGREEMENT - 1997 EDITION - AIA - COPYRIGHT 1997 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1997
User Document: PRINCETON -- 12/11/2000. AIA License Number 106905, which expires on 12/31/2000 - Page #1

ARTICLE 1         THE CONTRACT DOCUMENTS

         The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article
         15. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern.

ARTICLE 2         THE WORK OF THIS CONTRACT

         The Contractor shall fully execute the Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others.

ARTICLE 3         RELATIONSHIP OF THE PARTIES

         The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and exercise the Contractor's skill and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to furnish at all times an adequate supply of workers and materials; and to perform the Work in an expeditious and economical manner consistent with the Owner's interests. The Owner agrees to furnish and approve, in a timely manner, information required by the Contractor and to make payments to the Contractor in accordance with the requirements of the Contract Documents.

ARTICLE 4         DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

         4.1 The date of commencement of the Work shall be the date of this Agreement unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

         (Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

         Upon receipt of a Notice To Proceed from Owner

         If, prior to commencement of the Work, the Owner requires time to file mortgages, mechanic's liens and other security interests, the Owner's time requirement shall be as follows:

         4.2 The Contract Time shall be measured from the date of commencement.

         4.3 The Contractor shall achieve Substantial Completion of the entire Work not later than days from the date of commencement, or as follows:
         (Insert number of calendar days. Alternatively, a calendar date may be used when coordinated with the date of commencement. Unless stated elsewhere in the Contract Documents, insert any requirements for earlier Substantial Completion of certain portions of the Work.) by December 4, 2000

         , subject to adjustments of this Contract Time as provided in the Contract Documents.

         (Insert provisions, if any, for liquidated damages relating to failure to complete on time, or for bonus payments for early completion of the Work.)

ARTICLE 5         BASIS FOR PAYMENT

         5.1 CONTRACT SUM

         5.1.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor's performance of the Contract. The Contract Sum is the Cost of the Work as defined in Article 7 plus the Contractor's Fee.

         5.1.2 The Contractor's Fee is:

         (State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor's Fee, and describe the method of adjustment of the Contractor's Fee for changes in the Work.)
         Five Percent (5%) of the Final Cost of the Work


AIA DOCUMENT A111 -OWNER - CONTRACTOR AGREEMENT - 1997 EDITION - AIA - COPYRIGHT 1997 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1997
User Document: PRINCETON -- 12/11/2000. AIA License Number 106905, which expires on 12/31/2000 - Page #2

         5.2 GUARANTEED MAXIMUM PRICE

         5.2.1 The sum of the Cost of the Work and the Contractor's Fee is guaranteed by the Contractor not to exceed Dollars ($ ), subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner. (Insert specific provisions if the Contractor is to participate in any savings.) After Contractor has concluded the bidding and purchasing phases of the Project and the Construction Documents are 100% complete, the GMP will be mutually agreed to by Owner and Contractor.

         5.2.2 The Guaranteed Maximum Price is based on the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner: (State the numbers or other identification of accepted alternates. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date when the amount expires.) N/A

         5.2.3 Unit prices, if any, are as follows:
         N/A

         5.2.4 Allowances, if any, are as follows:
         (Identify and state the amounts of any allowances, and state whether they include labor, materials, or both.)
         N/A

         5.2.5 Assumptions, if any, on which the Guaranteed Maximum Price is based are as follows:
         N/A

         5.2.6 To the extent that the Drawings and Specifications are anticipated to require further development by the Architect, the Contractor has provided in the Guaranteed Maximum Price for such further development consistent with the Contract Documents and reasonably inferable therefrom. Such further development does not include such things as changes in scope, systems, kinds and qualify of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order.

ARTICLE 6         CHANGES IN THE WORK

         6.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Subparagraph 7.3.3 of AIA Document A201-1997.

         6.2 In calculating adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee), the terms "cost" and "fee" as used in Clause 7.3.3.3 of AIA Document A201-1997 and the terms "costs" and "a reasonable allowance for overhead and profit" as used in Subparagraph 7.3.6 of AIA Document A201-1997 shall have the meanings assigned to them in AIA Document A201-1997 and shall not be modified by Articles 5, 7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

         6.3 In calculating adjustments to the Guaranteed Maximum Price, the terms "cost" and "costs" as used in the above-referenced provisions of AIA Document A201-1997 shall mean the Cost of the Work as defined in
         Article 7 of this Agreement and the terms "fee" and "a reasonable allowance for overhead and profit" shall mean the Contractor's Fee as defined in Subparagraph 5.1.2 of this Agreement.

         6.4 If no specific provision is made in Paragraph 5.1 for adjustment of the Contractor's Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Paragraph 5.1 will cause substantial inequity to the Owner or Contractor, the Contractor's Fee shall be equitably adjusted on the basis of the Fee established for the original Work, and the Guaranteed Maximum Price shall be adjusted accordingly.


AIA DOCUMENT A111 -OWNER - CONTRACTOR AGREEMENT - 1997 EDITION - AIA - COPYRIGHT 1997 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1997
User Document: PRINCETON -- 12/11/2000. AIA License Number 106905, which expires on 12/31/2000 - Page #3

ARTICLE 7         COSTS TO BE REIMBURSED

         7.1 COST OF THE WORK
         The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

Insert A:

         7.2 LABOR COSTS

         7.2.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner's approval, at off-site workshops.

Insert B: As per the rate sheets annexed hereto as Exhibit B

         7.2.2 Wages or salaries of the Contractor's supervisory and administrative personnel when stationed at the site or the home office with the Owner's approval. (If it is intended that the wages or salaries of certain personnel stationed at the Contractor's principal or other offices shall be included in the Cost of the Work, identify in
         Article 14 the personnel to be included and whether for all or only part of their time, and the rates at which their time will be charged to the Work.)

Insert C: Based upon a 35 hour week for office personnel and a 40 hour work week for field personnel

         7.2.3 Wages and salaries of the Contractor's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

         7.2.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Subparagraphs 7.2.1 through 7.2.3.

Insert D: Calculated at ,49 times salary

         7.3 SUBCONTRACT COSTS

         7.3.1 Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

         7.4 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION

         7.4.1 Costs, including transportation and storage, of materials and equipment incorporated or to be incorporated in the completed construction.

         7.4.2 Costs of materials described in the preceding Subparagraph 7.4.1 in excess of those actually installed to allow for reasonable waste and spoilage. Unused excess materials, if any, shall become the Owner's property at the completion of the Work or, at the Owner's option, shall be sold by the Contractor. Any amounts realized from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

         7.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

         7.5.1 Costs, including transportation and storage, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by construction workers, that are provided by the Contractor at the site and fully consumed in the performance of the Work; and cost (less salvage value) of

AIA DOCUMENT A111 -OWNER - CONTRACTOR AGREEMENT - 1997 EDITION - AIA - COPYRIGHT 1997 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1997
User Document: PRINCETON -- 12/11/2000. AIA License Number 106905, which expires on 12/31/2000 - Page #4
         such items if not fully consumed, whether sold to others or retained by the Contractor. Cost for items previously used by the Contractor shall mean fair market value.

         7.5.2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by construction workers that are provided by the Contractor at the site, whether rented from the Contractor or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner's prior approval.

         7.5.3 Costs of removal of debris from the site.

         7.5.4 Costs of document reproductions, facsimile transmissions and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

         7.5.5 That portion of the reasonable expenses of the Contractor's personnel incurred while traveling in discharge of duties connected with the Work.

         7.5.6 Costs of materials and equipment suitably stored off the site at a mutually acceptable location, if approved in advance by the Owner.

Insert E: Costs of providing. connecting and disconnecting temporary utilities. Costs of Security watchmen employed at the Project.

         7.6 MISCELLANEOUS COSTS

         7.6.1 That portion of insurance and bond premiums that can be directly attributed to this Contract:

Insert F: Insurance Premiums billed at 1.5% of the final cost of the Project.

         7.6.2 Sales, use or similar taxes imposed by a governmental authority that are related to the Work.

         7.6.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

         7.6.4 Fees of laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Subparagraph 13.5.3 of AIA Document A201-1997 or other provisions of the Contract Documents, and which do not fall within the scope of Subparagraph 7.7.3.

         7.6.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement of the Contract Documents; and payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner's consent. However, such costs of legal defenses, judgments and settlements shall not be included in the calculation of the Contractor's Fee or subject to the Guaranteed Maximum Price. If such royalties, fees and costs are excluded by the last sentence of Subparagraph 3.17.1 of AIA Document A201-1997 or other provisions of the Contract Documents, then they shall not be included in the Cost of the Work.

         7.6.6 Data processing costs related to the Work.

         7.6.7 Deposits lost for causes other than the Contractor's negligence or failure to fulfill a specific responsibility to the Owner as set forth in the Contract Documents.

         7.6.8 Legal, mediation and arbitration costs, including attorneys' fees, other than those arising from disputes between the Owner and Contractor, reasonably incurred by the Contractor in the performance of the Work and with the Owner's prior written approval; which approval shall not be unreasonably withheld.

AIA DOCUMENT A111 -OWNER - CONTRACTOR AGREEMENT - 1997 EDITION - AIA - COPYRIGHT 1997 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1997
User Document: PRINCETON -- 12/11/2000. AIA License Number 106905, which expires on 12/31/2000 - Page #5

         7.6.9 Expenses incurred in accordance with the Contractor's standard personnel policy for relocation and temporary living allowances of personnel required for the Work, if approved by the Owner.

         7.7 OTHER COSTS AND EMERGENCIES

         7.7.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

         7.7.2 Costs due to emergencies incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.6 of AIA Document A201-1997.

         7.7.3 Costs of repairing or correcting damaged or nonconforming Work executed by the Contractor, Subcontractors or suppliers, provided that such damaged or nonconforming Work was not caused by negligence or failure to fulfill a specific responsibility of the Contractor and only to the extent that the cost of repair or correction is not recoverable by the Contractor from insurance, sureties, Subcontractors or suppliers.

Insert G: All Reimbursable costs set forth in this Article 7. with The exception of the Subcontract Costs set forth in Article 7.3 and 7.2.1. shall be reimbursed at the flat rate of Eight percent (8%) of the final Cost of the Work.

ARTICLE 8 COSTS NOT TO BE REIMBURSED

         8.1 The Cost of the Work shall not include:

         8.1.1 Salaries and other compensation of the Contractor's personnel stationed at the Contractor's principal office or offices other than the site office, except as specifically provided in Subparagraphs 7.2.2 and 7.2.3 or as may be provided in Article 14.

         8.1.2 Expenses of the Contractor's principal office and offices other than the site office.

         8.1.3 Overhead and general expenses, except as may be expressly included in Article 7.

         8.1.4 The Contractor's capital expenses, including interest on the Contractor's capital employed for the Work.

         8.1.5 Rental costs of machinery and equipment, except as specifically provided in Subparagraph 7.5.2.

         8.1.6 Except as provided in Subparagraph 7.7.3 of this Agreement, costs due to the negligence or failure to fulfill a specific responsibility of the Contractor, Subcontractors and suppliers or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable.

         8.1.7 Any cost not specifically and expressly described in Article 7.

         8.1.8 Costs, other than costs included in Change Orders approved by the Owner, that would cause the Guaranteed Maximum Price to be exceeded.

ARTICLE 9         DISCOUNTS, REBATES AND REFUNDS

         9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured.

         9.2 Amounts that accrue to the Owner in accordance with the provisions of Paragraph 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.

AIA DOCUMENT A111 -OWNER - CONTRACTOR AGREEMENT - 1997 EDITION - AIA - COPYRIGHT 1997 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1997
User Document: PRINCETON -- 12/11/2000. AIA License Number 106905, which expires on 12/31/2000 - Page #6

Insert H: 9.3 Notwithstanding anything contained herein, Owner and Contractor shall share equally (Shared Savings) in any cost savings if the final cost of the Work is lower than the GMP.


ARTICLE 10        SUBCONTRACTS AND OTHER AGREEMENTS

         10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor's own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Owner may designate specific persons or entities from whom the Contractor shall obtain bids. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect. The Owner shall then determine, with the advice of the Contractor and the Architect, which bids will be accepted. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

         10.2 If a specific bidder among those whose bids are delivered by the Contractor to the Architect (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and
         (3) has submitted a bid that conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

         10.3 Subcontracts or other agreements shall conform to the applicable payment provisions of this Agreement, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

ARTICLE 11        ACCOUNTING RECORDS

         The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract, and the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's accountants shall be afforded access to, and shall be permitted to audit and copy, the Contractor's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

ARTICLE 12        PAYMENTS

         12.1 PROGRESS PAYMENTS

         12.1.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

         12.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

         12.1.3 Provided that an Application for Payment is received by the Architect not later than the First day of a month, the Owner shall make payment to the Contractor not later than the Twentieth day of the same month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than Twenty days after the Architect receives the Application for Payment.

         12.1.4 With each Application for Payment, the Contractor shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor; less (2) that portion of those payments attributable to the Contractor's Fee; plus
         (3) payrolls for the period covered by the present Application for Payment.

         12.1.5 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor's Fee shall be shown as a single separate

AIA DOCUMENT A111 -OWNER - CONTRACTOR AGREEMENT - 1997 EDITION - AIA - COPYRIGHT 1997 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1997
User Document: PRINCETON -- 12/11/2000. AIA License Number 106905, which expires on 12/31/2000 - Page #7
         item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

         12.1.6 Applications for Payment shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage of completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed; or (2) the percentage obtained by dividing (a) the expense that has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

         12.1.7 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

                  .1 take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage of completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Subparagraph 7.3.8 of AIA Document A201-1997;

                  .2 add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work, or if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing;

                  .3 add the Contractor's Fee, less retainage of Zero percent (0 %).The Contractor's Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Subparagraph
                           5.1.2 or, if the Contractor's Fee is stated as a fixed sum in that Subparagraph, shall be an amount that bears the same ratio to that fixed-sum fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion;

                  .4 subtract the aggregate of previous payments made by the Owner;

                  .5 subtract the shortfall, if any, indicated by the Contractor in the documentation required by Paragraph
                           12.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation; and

                  .6 subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of AIA Document A201-1997.

Insert I: There shall be no retention held on Contractor's Fee and General Conditions.

         12.1.8 Except with the Owner's prior approval, payments to Subcontractors shall be subject to retainage of not less than SEE BELOW percent ( %). The Owner and the Contractor shall agree upon a mutually acceptable procedure for review and approval of payments and retention for Subcontractors.

Insert J: Retention on Subcontract costs shall be 10% until the Project is 50% complete and 5% thereafter.

         12.1.9 In taking action on the Contractor's Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Subparagraph 12.1.4 or other supporting data; that the Architect has made exhaustive or continuous on-site inspections or that the Architect has made examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner's accountants acting in the sole interest of the Owner.

AIA DOCUMENT A111 -OWNER - CONTRACTOR AGREEMENT - 1997 EDITION - AIA - COPYRIGHT 1997 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1997
User Document: PRINCETON -- 12/11/2000. AIA License Number 106905, which expires on 12/31/2000 - Page #8

         12.2 FINAL PAYMENT

         12.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when:

                  .1 the Contractor has fully performed the Contract except for the Contractor's responsibility to correct Work as provided in Subparagraph 12.2.2 of AIA Document A201-1997, and to satisfy other requirements, if any, which extend beyond final payment; and

                  .2 a final Certificate for Payment has been issued by the Architect.

         12.2.2 The Owner's final payment to the Contractor shall be made no later than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

         12.2.3 The Owner's accountants will review and report in writing on the Contractor's final accounting within 30 days after delivery of the final accounting to the Architect by the Contractor. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Contractor's final accounting, and provided the other conditions of Subparagraph 12.2.1 have been met, the Architect will, within seven days after receipt of the written report of the Owner's accountants, either issue to the Owner a final Certificate for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the Architect's reasons for withholding a certificate as provided in Subparagraph 9.5.1 of the AIA Document A201-1997. The time periods stated in this Subparagraph 12.2.3 supersede those stated in Subparagraph 9.4.1 of the AIA Document A201-1997.

         12.2.4 If the Owner's accountants report the Cost of the Work as substantiated by the Contractor's final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to demand arbitration of the disputed amount without a further decision of the Architect. Such demand for arbitration shall be made by the Contractor within 30 days after the Contractor's receipt of a copy of the Architect's final Certificate for Payment; failure to demand arbitration within this 30-day period shall result in the substantiated amount reported by the Owner's accountants becoming binding on the Contractor. Pending a final resolution by arbitration, the Owner shall pay the Contractor the amount certified in the Architect's final Certificate for Payment.

         12.2.5 If, subsequent to final payment and at the Owner's request, the Contractor incurs costs described in Article 7 and not excluded by
         Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor's Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price. If the Contractor has participated in savings as provided in Paragraph 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

ARTICLE 13        TERMINATION OR SUSPENSION

         13.1 The Contract may be terminated by the Contractor, or by the Owner for convenience, as provided in Article 14 of AIA Document A201-1997. However, the amount to be paid to the Contractor under Subparagraph
         14.1.3 of AIA Document A201-1997 shall not exceed the amount the Contractor would be entitled to receive under Paragraph 13.2 below, except that the Contractor's Fee shall be calculated as if the Work had been fully completed by the Contractor, including a reasonable estimate of the Cost of the Work for Work not actually completed.

         13.2 The Contract may be terminated by the Owner for cause as provided in Article 14 of AIA Document A201-1997. The amount, if any, to be paid to the Contractor under Subparagraph 14.2.4 of AIA Document A201-1997 shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed an amount calculated as follows:

         13.2.1 Take the Cost of the Work incurred by the Contractor to the date of termination;

         13.2.2 Add the Contractor's Fee computed upon the Cost of the Work to the date of termination at the rate stated in Subparagraph 5.1.2 or, if the Contractor's Fee is stated as a fixed sum in that Subparagraph, an amount that bears the same

AIA DOCUMENT A111 -OWNER - CONTRACTOR AGREEMENT - 1997 EDITION - AIA - COPYRIGHT 1997 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1997
User Document: PRINCETON -- 12/11/2000. AIA License Number 106905, which expires on 12/31/2000 - Page #9
         ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion; and ,

         13.2.3 Subtract the aggregate of previous payments made by the Owner.

         13.3 The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor that the Owner elects to retain and that is not otherwise included in the Cost of the Work under Subparagraph 13.2.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 13, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

         13.4 The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201-1997; in such case, the Guaranteed Maximum Price and Contract Time shall be increased as provided in Subparagraph 14.3.2 of AIA Document A201-1997 except that the term "profit" shall be understood to mean the Contractor's Fee as described in Subparagraphs
         5.1.2 and Paragraph 6.4 of this Agreement.

ARTICLE 14        MISCELLANEOUS PROVISIONS

         14.1 Where reference is made in this Agreement to a provision AIA Document A201-1997 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

         14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
         (Insert rate of interest agreed upon, if any.)

         (Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

         14.3 The Owner's representative is:

         (Name, address and other information.)

         Bob Hoffman

         14.4 The Contractor's representative is:

         (Name, address and other information.)

         Andy Frankl

         14.5 Neither the Owner's nor the Contractor's representative shall be changed without ten days' written notice to the other party.

         14.6 Other provisions:

ARTICLE 15        ENUMERATION OF CONTRACT DOCUMENTS

         15.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

         15.1.1 The Agreement is this executed 1997 edition of the Standard Form of Agreement Between Owner and Contractor, AIA Document A 111-1997.

         15.1.2 The General Conditions are the 1997 edition of the General Conditions of the Contract for Construction, AIA Document A201-1997.

AIA DOCUMENT A111 -OWNER - CONTRACTOR AGREEMENT - 1997 EDITION - AIA - COPYRIGHT 1997 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1997
User Document: PRINCETON -- 12/11/2000. AIA License Number 106905, which expires on 12/31/2000 - Page #10

         15.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated and are as follows:


         Document                      Title                       Pages

         As set forth in the GMP Report, Exhibit A

         15.1.4 The Specifications are those contained in the Project Manual dated as in Subparagraph 15.1.3, and are as follows:

         (Either list the Specifications here or refer to an exhibit attached to this Agreement.)

         Section                        Title                       Pages

         As set forth in the GMP Report, Exhibit A

         15.1.5 The Drawings are as follows, and are dated unless a different date is shown below:

         (Either list the Drawings here or refer to an exhibit attached to this Agreement.)

         Number                          Title                       Pages

         As set forth in the GMP Report, Exhibit A

         15.1.6 The Addenda, if any, are as follows:

         Number                          Title                       Pages

         Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 15.

         15.1.7 Other Documents, if any, forming part of the Contract Documents are as follows:

         (List here any additional documents, such as a list of alternates that are intended to form part of the Contract Documents. AIA Document A201-1997 provides that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)

         Exhibit A - GMP Report

ARTICLE 16        INSURANCE AND BONDS

         (List required limits of liability for insurance and bonds. AIA Document A201-1997 gives other specific requirements for insurance and bonds.)

         IBEX has submitted its standard certificate of coverage, which coverage and limits are acceptable to Owner.

         This Agreement is entered into as of the day and year first written above and is executed in at least three original copies, of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.

 /s/ Robert Hoffman                           /s/ Andy Frankl
--------------------------------------        ---------------------------------
 OWNER (Signature)                            CONTRACTOR (Signature)


 Insert K: Bob Hoffman, Vice President        Andy Frankl, President
 =====================================        ================================
 (Printed name and title)                     (Printed name and title)

Insert L:

AIA DOCUMENT A111 -OWNER - CONTRACTOR AGREEMENT - 1997 EDITION - AIA - COPYRIGHT 1997 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1997
User Document: PRINCETON -- 12/11/2000. AIA License Number 106905, which expires on 12/31/2000 - Page #11

PRINCETON REVIEW HOMEROOM.COM                                           10/20/00
160 Varick Street, 12th Floor        GMP - EXHIBIT A          Revised - 10/25/00
New York, NY                                                   REVISED - 11/8/00
IBEX Project # 10057


                             TRADE

                                                                    GMP

            PHASE - 1
    1         - Demolition                                        35,000

            PHASE - 2
    2       Demolition - (Ceiling Inserts)                INCLUDED
    3       Drywall                                               69,885
    4       Ceiling                                       INCLUDED
    5       Metal & Glass Partition                               19,536
    6       Hollow Metal/Hardware/Wood doors                       4,319
    7       Plaster / Concrete Patch                               6,600
    8       Moveable Partition/Garage Door                         5,340
    9       Misc. Iron                                       ---
    10      Fireproofing                                     ---
    11      Millwork                                         N/C
    12      Painting                                              30,500
    13      Ceiling Slab Patch - Allowance                         9,000
    14      Carpet, VCT & Base                                    57,274
    15      Glass & Glazing                                        8,400
    16      Marker Boards                                              0
    17      Appliances                                       N/C
    18      Window Treatment                                       7,500
    19      Radiator Enclosures                                    7,100
    20      Plumbing                                               9,500
    21      Sprinkler                                             26,195
    22      HVAC                                                 129,740
    23      Light Fixtures                                INCLUDED
    24      Electrical                                           378,500
    25
    26                             TRADE SUB TOTAL:              804,389
    27      GENERAL CONDITIONS                                   111,777
    28      INSURANCE                                             13,679
    29      FEE                                                   46,281
    30                                    SUB-TOTAL              976,126



NOTES & QUALIFICATIONS:
The following items are not included:

- Overtime, contingency, concealed conditions.

- Pantry millwork, sink, appliances.

- Relocating existing piping, conduit.

- Repairs of existing bathrooms (scope to be determined)

- Furniture system work, task lights.

- Unforeseeable changes and/or change directives.

Please note the following:

- Pricing includes allowances for the following (as shown on submitted Letters of Recommendation):

         - "Rough" patching of exposed ceiling slab.

         - Glass door hardware (pending specification).

         - Electric raceway for workstations (pending detail).

- Electrical pricing includes tel/data stub-ups; existing panels (at column line
  5C) to remain in existing location;

- Pricing is based on drawings;

- Tec room A/C unit to include local wall thermostat.

- Revised plumbing price includes 25'-0 of horizontal piping pending verification of risers.

- Drawings- GN-1, GN-2, DM-12, CN-12, RC-12, FP-12, PF-12, ET-12, DT-12 dated
  10/11/00; ;H-1 H-2, H-4, H-5, H-6, E-1, E-2, E-6, P-1, SP-1, SP-2 dated
  10/10/00; H-1A, H-3, E-3, E-4, E-5, P-2 dated 10/13/00.

                            [COMPANY SYMBOL OMITTED]
                                      IBEX
                                  CONSTRUCTION


December 11, 2000

Mr. Bob Hoffman
The Princeton Review
2315 Broadway
New York, NY 10024

Re:     160 Varick Street
        Ibex Job# 10057

Dear Mr. Hoffman

It is understood that Princeton Review has postponed the project completion date from 12/4/00 to 1/5/01. This change was made to accommodate the schedule for Client activities a>>d is in no way related to the performance of Ibex Construction. Please indicate that this statement Is true and accurate by signing in the space provided below.



Please indicate your approval by signing in the space provided below.

Sincerely,

IBEX CONSTRUCTION

/s/ Michael Abluso
--------------------------------
Michael Abluso
Project Director

Accepted by:   /s/ Robert Hoffman                     Date:  12/11/00
               ------------------------------                --------

IBEX CONSTRUCTION
1372 BROADWAY

                                PRINCETON REVIEW
                                160 VARICK ST.
                                JOB #10057

                                EXHIBIT A
                                HOURLY RATES


                                                 PER HOUR
PROJECT MANAGER                                     89.55                   -
PROJECT SUPER                                       65.90                   -
ESTIMATOR                                          106.43                   -
PROJECT ACCOUNTANT                                  45.03                   -
CLERK                                               32.23                   -
UNION LABOR
           LABORER           (REG. TIME)            54.09                   -
           LABORER           (O.T)                  69.95
           CARP.             (REG. TIME)            78.58
           CARP.             (O.T)                 100.59                   -


                                                                            -

                                  SCHEDULE B-1

                           INSURANCE PROVIDED BY OWNER

         Builder's Risk

                  Owner at its cost will provide Builder's Risk Insurance upon the entire Work. Losses under the deductible will be absorbed by Owner. Insurance will be provided by companies licensed in the State where the project is located. Coverage will be arranged on the customary "All Risks"/Special Form. If Project is located in a flood zone, flood insurance will be obtained by Owner.

                  Contractor will be named as additional insured as their interests may appear with waiver of subrogation in favor of any insured. A binder shall be delivered to Contractor within fifteen (15) days of effective date and a true copy of the policy within sixty (60) days'.

         Business Interruption

                  It is suggested that Owner maintain Business Interruption insurance to protect loss of use of Owner's property arising from fire or other cause of loss or damage to Owner's property or the property of others situated at the job site. Owner waives all rights of action against Contractor for loss of use of Owner's property including consequential losses.

         Equipment

                  If Owner owns, rents or borrows construction equipment, Owner will be responsible for securing Direct Damage insurance on the customary All Risks/Special Form covering the replacement cost of the property. Losses under the deductible will be absorbed by Owner. Such insurance shall have a waiver of subrogation in favor of Owner and Contractor. If the Loss of Use/Rental Value of such equipment is $5,000 or more, Loss of use/Rental Value Liability insurance will also be arranged by Owner protecting Owner and Contractor.

         Owner's Liability

                  Owner at its expense will maintain public liability insurance protecting Owner against claims arising out of Owner's activities at the Project.

Owner's Contracts

                  In the event Owner enters into contracts directly with contractors and not through Contractor, Owner will require such contractors to maintain the insurance set forth on Schedule A-2, including an endorsement naming Contractor as an additional insured.

                                  SCHEDULE B-2

                        INSURANCE PROVIDED BY CONTRACTOR

         Contractor will arrange for the following insurance to be obtained for the Project with all costs to be paid for by Owner.

1.       Worker's Compensation and Employer's Liability Insurance:

         a. Statutory Worker's Compensation including occupational disease in accordance with the law.

         b. Employer's Liability Legal Insurance with minimum limits of $1,000,000 each accident/$1,000,000 policy limit by disease/$1,000,000 bodily injury each employee.

2. Comprehensive General Liability Insurance at a combined single limit of $1,000,000 each occurrence/$1,000,000 aggregate for Bodily Injury or Property Damage.

         Coverage also includes:

         a. Personal Injury Groups A, B, C with employee exclusion deleted.

         b. Broad Form Property damage including completed operations and all XCU hazards as applicable.

         c.       Independent Trade Contractors.

         d.       Blanket Contractual Liability.

         e.       Products Liability and Completed Operations.

         f.       "occurrence" Bodily Injury and Property Damage Form.

         The Commercial General Liability form is acceptable provided a. through
         f. are included.

3. Business Automobile Liability, including all owned, non-owned and hired vehicles with a $1,000,000 combined single limit.

4. Excess Liability Insurance with limits of $10,000,000 per occurrence/$25,000,000 aggregate.

5. The following parties will be endorsed as additional insureds arising out of the acts of Contractor:

         Princeton Review Publishing, LLC

6. Certificates of Insurance will be submitted or be available to Owner prior to commencement of the Work and shall provide for thirty (30) days' prior Notice of Cancellation.